CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form SB-2/A, of our report dated June 30, 2005 relating to the April 30, 2005 financial statements of Riverbank Resources Ltd.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida
September 8, 2005

1501 Corporate Drive, Suite 290 • Boynton Beach, FL, 33426
Telephone: (561) 752-1721 • Fax: (561) 734-8562
www.cpawebb.com